EXHIBIT 21.1

Subsidiaries of the Registrant

Subsidiaries

RRE Opportunity Holdings II, LLC

RRE Opportunity OP II, LP

RRE Bear Creek Holdings, LLC

RRE Oak Hill Holdings, LLC

RRE Buckhead Holdings, LLC

RRE Farrington Holdings, LLC

RRE Mayfair Chateau Holdings, LLC

RRE Fairways of Bent Tree Holdings, LLC

RRE Spalding Crossing Holdings, LLC

RRE Montclair Terrace Holdings, LLC

RRE Grand Reserve Holdings, LLC

RRE Canterwood Holdings, LLC

RRE Fox Ridge Holdings, LLC

RRE Riverlodge Holdings, LLC

RRE Breckenridge Holdings, LLC

RRE Santa Rosa Holdings, LLC

RRE Windbrooke Holdings, LLC

RRE Woods Holdings, LLC

RRE Indigo Creek Holdings, LLC

RRE Martin's Point Holdings, LLC

The subsidiaries listed above are all incorporated in the State of Delaware.